Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan, of our report dated May 19, 2006 relating to the consolidated financial statements of Logitech International SA, included in its Annual Report (Form 20-F) for the fiscal year ended March 31, 2006, filed with the Securities and Exchange Commission.

PricewaterhouseCoopers SA

/s/ M. Perry	/s/ F. Rast
Auditor in charge

Lausanne, Switzerland

February 2, 2007